Exhibit (a) (vii)

PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.

ARTICLES SUPPLEMENTARY

Permanent Portfolio Family of Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:            The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

SECOND:       Immediately prior to the effectiveness of these Articles Supplementary, the total number of shares of the Corporation’s common stock, par value of one-thousandth of one dollar ($.001) (“Common Stock”), which the Corporation had authority to issue was five hundred million (500,000,000) shares, classified as follows:

Series	Number of Authorized Shares

Permanent Portfolio	250,000,000
Short-Term Treasury Portfolio	100,000,000
Versatile Bond Portfolio	25,000,000
Aggressive Growth Portfolio	50,000,000
Unclassified	75,000,000

TOTAL	500,000,000

THIRD:           (a)  Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation, the Board of Directors, by  resolutions adopted at a meeting duly convened and held on March 3, 2011, has reclassified, established and designated fifty million (50,000,000) shares of authorized, unclassified and unissued shares of Common Stock, seventy-five million (75,000,000) shares of authorized and unissued shares of Common Stock of the Short-Term Treasury Portfolio, and twenty-five million (25,000,000) shares of authorized and unissued shares of Common Stock of the Aggressive Growth Portfolio as authorized shares of Common Stock of the Permanent Portfolio.

                        (b)  Immediately after the effectiveness of these Articles Supplementary, the total number of shares of Common Stock which the Corporation has authority to issue remains five hundred million (500,000,000) shares, classified as follows:

Series	Number of Authorized Shares

Permanent Portfolio	400,000,000
Short-Term Treasury Portfolio	25,000,000
Versatile Bond Portfolio	25,000,000
Aggressive Growth Portfolio	25,000,000
Unclassified	25,000,000

TOTAL	500,000,000

                        (c)  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the foregoing series of Common Stock are as set forth in the Corporation’s charter.

FOURTH:       The foregoing amendment to the Corporation’s charter does not increase the authorized capital stock of the Corporation.

FIFTH:            These Articles Supplementary have been approved by the Corporation’s Board of Directors in the manner and by the vote required by law.

IN WITNESS WHEREOF, Permanent Portfolio Family of Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested to by its Treasurer on this 3rd day of March, 2011.

                                                Permanent Portfolio Family of Funds, Inc.

                                                By:      /s/ Michael J. Cuggino

Michael J. Cuggino

President

ATTEST:

/s/ James H. Andrews
James H. Andrews

Treasurer

            THE UNDERSIGNED, President of Permanent Portfolio Family of Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                                        /s/ Michael J. Cuggino

                                                                        Michael J. Cuggino

                                                                        President